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                                  EXHIBIT 21.01

                           CONSOLIDATED PRODUCTS, INC.


                                                          State of
         Wholly-owned Subsidiaries                     Incorporation
     ----------------------------------------          -------------

     Steak n Shake, Inc.                                  Indiana

     Consolidated Specialty Restaurants, Inc.             Indiana

     SNS Investment Company                               Indiana





















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